Exhibit 10.27

CREDITCARDS.COM, INC.

PIK NOTE
DUE JUNE 30, 2014

$23,900,000

FOR PURPOSES OF SECTIONS 163(i), 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THE ISSUE DATE OF THIS NOTE IS JUNE 15, 2007; AND THE COMPANY ADOPTS AN ANNUAL ACCRUAL PERIOD ENDING ON EACH ANNIVERSARY OF THE ISSUE DATE. THIS NOTE HAS BEEN ISSUED WITH AN “ISSUE PRICE” OF $23,900,000 FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR ADDITIONAL INFORMATION, HOLDERS SHOULD CONTACT THE COMPANY’S REPRESENTATIVE AT:

CreditCards.com, Inc.
13809 Research Boulevard
Suite 906
Austin, TX 78750

ATTN:	Elisabeth DeMarse and Chris Speltz

FOR VALUE RECEIVED, the undersigned, CreditCards.com, Inc. (formerly known as DeMarseCo Holdings, Inc.), a Delaware corporation (the “Company”), hereby promises to pay to American Capital Strategies, Ltd., or its registered assigns (the “Holder”), the principal sum of TWENTY THREE MILLION NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($23,900,000), with interest thereon, on the terms and conditions set forth in the Credit Agreement (as defined herein).

Payments of principal of, interest on, and any premium with respect to this Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Company in writing. Certain interest payments may be made in the form of additional PIK Notes or cash as provided for in the Credit Agreement.

Notwithstanding any provision to the contrary in this Note, the Credit Agreement or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

This Note is one of a series of PIK Notes due June 30, 2014 (herein called the “Notes”) issued pursuant to the Amended and Restated Credit Agreement, dated as of June 15, 2007 (as from time to time further amended, restated or otherwise modified, the “Credit Agreement”), among the Company, CCCI Holdings, Inc., a Delaware corporation, American Capital Financial Services, Inc. and the Lenders party thereto, and is one of the “Notes” thereunder, and the Holder is entitled to the benefits thereof. All terms used herein and not defined herein have the meanings ascribed to them in the Credit Agreement. The Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article V of the Credit Agreement.

This Note is also subject to optional and mandatory prepayment, in whole or in part at the times and on the terms specified in the Credit Agreement, but not otherwise.

If an Event of Default as defined in the Credit Agreement occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Credit Agreement.

Company hereby unconditionally waives any and all right to presentment, demand, protest or notice of any kind (except as expressly required hereby or by the Credit Agreement) and any defenses to payment and/or any rights of rescission, setoff, counterclaim or defense to payment that Company may have against the Holder or any other person, including any person who assigned this Note to the Holder.

This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

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This PIK Note is executed as of the date first written above.

CREDITCARDS.COM, INC. (f/k/a DeMarseCo Holdings, Inc.), a Delaware corporation
By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse President and Chief Executive Officer